SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

In response to numerous inquiries and expressions of support from shareholders of The Procter & Gamble Company (“P&G”) relating to the involvement of Trian Fund Management, L.P. (“Trian”) with P&G, representatives of Trian have responded, and may in the future respond, with the following statement or substantially similar statements from time to time:

Thank you for your message expressing support of Trian’s nomination of our CEO & Founding Partner, Nelson Peltz, to the Board of Directors of The Procter & Gamble Company (P&G). As one of P&G’s largest shareholders we are interested in the long-term success of the Company and are excited about the opportunity to represent the interests of all shareholders in the boardroom. We are confident that Nelson’s significant expertise and long track record of driving sustainable long-term shareholder value would make him an invaluable addition to the P&G Board as it seeks to address the challenges facing the Company. We encourage you to learn more about our efforts at www.RevitalizePG.com. Again, thank you for taking the time to write to us.

Additional Information

Trian Fund Management, L.P. and certain of the funds and investment vehicles it manages (collectively, “Trian Partners”), together with other Participants, intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders of The Procter & Gamble Company (the “Company”), including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2017 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in a preliminary proxy statement filed by Trian Partners and the other Participants with the SEC on July 17, 2017 and in any amendments to that preliminary proxy statement. Shareholders are advised to read the definitive proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ and the other Participants’ definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. These materials and other materials filed by Trian Partners and the other Participants in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners and the other Participants with the SEC will also be available, without charge, by directing a request to Trian Partners’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (Shareholders call toll-free: 877-750-8338; Banks and Brokers call collect: 212-750-5833; or email (Requests for materials only): material@innisfreema.com).